SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 31, 2007

Date of Report

(Date of Earliest Event Reported)

HUTTON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada                   000-51724                 87-1578749

(State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)

3945 S. Wasatch Blvd. #282

Salt Lake City, Utah 841214

 (Address of Principal Executive Offices)

(801)-244-2423

(Registrant's Telephone Number)

N/A

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

          (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

          (17 CFR 240.13e-4)

ITEM 8.01 OTHER EVENTS

8.01

On August  31, 2007, Cai Yingren and Wu Wen, each an individual resident of The Peoples Republic of China (collectively referred to herein as the “Sellers”), and China Water & Drinks, Inc., a Nevada corporation (“CDWK”), entered into and closed a Stock Purchase Agreement (the “Agreement”) whereby the Sellers agreed to sell certain shares of the common and preferred shares of Hutton Holdings Corporation (the “Company”) in exchange for consideration as set forth below.

Pursuant to the terms of the Agreement, CWDK transferred to Cai Yingren total consideration of $5,850,000 in cash and 1,386,666 restricted shares of CWDK common stock in exchange for 7,150,000 common shares of the Company and 3,250,000 preferred shares of the Company.

Additionally, pursuant to the terms of the Agreement, CWDK transferred to Wu Wen total consideration of $3,150,000 in cash and 746,667 restricted shares of CWDK common stock in exchange for 3,850,000 common shares of the Company and 1,750,000 preferred shares of the Company.

CWDK will not have any managerial rights in or control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

A Certificate of Designation filed with the Nevada Secretary of State on August 29, 2007 is attached as Exhibit 4.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2007

Hutton Holdings Corporation

By:	/s/ Lau Hing Bun
Lau Hing Bun
Director